Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of DWS Global/International Fund, Inc. on Form N-1A (“Registration Statement”) of our report dated February 26, 2014, relating to the financial statements and financial highlights which appears in the December 31, 2013 Annual Report to the Shareholders of Deutsche Global Infrastructure Fund (formerly DWS RREEF Global Infrastructure Fund), which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
August 18, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of DWS Global/International Fund, Inc. on Form N-1A ("Registration Statement") of our report dated December 23, 2013, relating to the financial statements and financial highlights which appears in the October 31, 2013 Annual Report to Shareholders of Deutsche Global Small Cap Growth Fund (formerly DWS Global Small Cap Growth Fund), which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
August 18, 2014